SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Alere Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Alere Inc. 51 Sawyer Road, Suite 200 Waltham, MA 02453, USA

July 15, 2013

Dear Fellow Alere Stockholder:

At Alere’s August 7, 2013 Annual Meeting of Stockholders, you will have an important decision about the future of your investment in Alere.

Your Board and management team are executing on a plan to improve Alere’s performance and position it to capitalize on the transformation of the global healthcare industry. We are confident that this strategy will allow Alere to continue building on our current momentum and deliver long-term value to stockholders. Change is underway, and now is not the time to disrupt Alere’s positive momentum.

The choice is clear. If you want to see continued, thoughtful change at Alere to benefit stockholders, we urge you to vote the enclosed WHITE proxy card to elect your Board’s four new, independent director nominees – Håkan Björklund, Stephen MacMillan, Brian Markison and Sir Thomas McKillop – and to discard any proxy materials that you may receive from Coppersmith.

ALERE’S DIRECTOR NOMINEES HAVE THE INDEPENDENT PERSPECTIVE AND EXTENSIVE OPERATING EXPERIENCE NEEDED TO ENHANCE STOCKHOLDER VALUE

Alere’s new director nominees are proven business leaders with a broad range of management, financial and operational experience, geographic experience in the United Kingdom, Europe and elsewhere, as well as expertise in diagnostics, medical devices, pharmaceuticals and other areas important to Alere.

In selecting its nominees, Alere proactively sought to bring additional independent thinking and fresh perspective to the Board of Directors. Following a robust, year-long process, Alere has put forth a slate of four new, independent director nominees who:

•	were thoroughly vetted and selected by the Nominating and Corporate Governance Committee with the assistance of a premier executive search firm;

•	enjoy well-earned reputations as successful leaders from their tenure as Chief Executive Officers of major global healthcare companies;

•	have significant experience serving on the boards of publicly traded companies;

•	offer valuable insights based on direct, personal operating experience in the global healthcare industry;

•	have no previous personal or professional relationship with Alere’s Board or management team; and

•	would increase the total number of independent directors on the Board.

By proposing four non-incumbent, independent director nominees and taking action last year to declassify the Board, your Board has already taken significant steps to enhance accountability to stockholders.

Your Board’s four new director nominees will take an objective and hard look at Alere’s current strategy and employ their breadth of operating experience to help guide Alere’s business plan going forward.

WE BELIEVE THE COPPERSMITH NOMINEES LACK THE EXPERIENCE AND QUALIFICATIONS TO SERVE THE BEST INTERESTS OF ALL ALERE STOCKHOLDERS

Coppersmith has put forth three nominees, all of whom lack serious CEO-level operational experience in areas relevant to Alere’s businesses. In addition, Coppersmith has set forth a pre-determined agenda that we believe its paid nominees will be under pressure to implement. Coppersmith has proposed that Alere implement a series of financially engineered actions that are value destructive and demonstrate a failure to understand our business and our industry.

YOUR BOARD AND MANAGEMENT TEAM ARE TAKING DECISIVE ACTIONS TO IMPROVE YOUR COMPANY’S PERFORMANCE AND WE ARE CONFIDENT THAT OUR PLAN IS PRODUCING RESULTS

In November 2012, your Board and management team announced and began implementing a new, three-point strategic plan aimed at re-establishing our historic organic growth rate, improving our operational effectiveness and consistency, and utilizing excess cash flow and proceeds from the divestiture of non-core operations to support a reduction in leverage. This strategy is designed to capitalize on Alere’s global scale, product breadth and market leadership, and improve the Company’s organic revenue growth and operating margins to best position Alere to capitalize on global healthcare’s evolution towards more effective diagnostics and chronic disease management.

Since November 7, 2012, the last trading day prior to announcing our plan, Alere’s stock price has increased approximately 37.1%, as compared to returns during the same period for the NYSE Composite of 17.0% and for the Dow Jones US Health Care Index of 26.9%.

YOUR COMPANY HAS POSITIONED ITSELF TO CAPITALIZE ON THE TRANSFORMATION THAT IS UNDERWAY IN HOW HEALTHCARE IS DELIVERED

Worldwide budgetary pressures, caused in large part by an explosion of costs involved in the treatment of chronic conditions, are requiring healthcare systems globally to seek new and more efficient methods to deliver critical services. As a result of significant investments in the last several years, Alere has commercialized a diagnostic-driven solution for the treatment of key chronic healthcare conditions. Not only do we provide invaluable diagnostic data, but we also enable the medical community to both receive and effectively use the data to impact the patient for improved outcomes and reduced costs. Our strategy is consistent with how healthcare is being delivered to patients today and increasingly in the future, and your Company is at the forefront of this revolution.

CHANGES ARE ALREADY WELL UNDERWAY AND THEY ARE CREATING STOCKHOLDER VALUE. DON’T DERAIL THIS MOMENTUM AND PUT THE VALUE OF YOUR INVESTMENT AT RISK.

We are confident that the continued execution of Alere’s plan will benefit from the insight and fresh perspective of our four nominees. Their independence, operating experience, and objective guidance will facilitate Alere’s development as a world-leading healthcare company and our ability to continue to create stockholder value.

Your Board recommends that you vote the enclosed WHITE proxy card today to elect Alere’s four new independent director nominees.

We appreciate and look forward to your continued support.

Sincerely,

Ron Zwanziger

Chairman, Chief Executive Officer and President

If you have any questions, require assistance with voting your WHITE proxy card, or need additional copies of the proxy materials, please contact:

The Proxy Advisory Group, LLC
18 East 41st Street, Suite 2000
New York, New York 10017

(888) 337-7699
Or
(888) 33 PROXY

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated growth in revenues, earnings and cash flow, the anticipated effect of our strategy, anticipated increases in valuation, anticipated economies of scale and reductions in costs, deleveraging, potential divestitures, trends in the healthcare industry, the timing of the Annual Meeting, the nominees for election as director and the anticipated independence of the nominees. These statements reflect our current views with respect to future events and are based on management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with global market and economic conditions and our ability to execute on our strategy, unanticipated effects of the Affordable Care Act, disruptions in the capital markets, fluctuations in currency exchange rates, changes in laws and regulations, dependence on suppliers, potential product liability litigation, regulatory compliance costs, unanticipated cost increases, competition, unanticipated delays or difficulties in research and product development and changes in demand for our products, as well as the other risks described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 1, 2013, as amended. We undertake no obligation to update any forward-looking statements contained herein.

ALERE INC.

ANNUAL MEETING OF STOCKHOLDERS

SIGN, DATE AND MAIL YOUR PROXY TODAY,

UNLESS YOU HAVE ALREADY VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN

THIS PROXY PROMPTLY. YOUR VOTE BY INTERNET OR TELEPHONE MUST BE

RECEIVED NO LATER THAN 11:59 PM, EASTERN TIME, AUGUST 6, 2013

TO BE INCLUDED IN THE VOTING RESULTS. ALL VALID PROXIES

WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN.

    If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED

The Board of Directors recommends a vote FOR ALL the nominees listed.
1.	Election of the following nominees as Directors
	(01) Håkan Björklund	FOR ❑	WITHHOLD ❑
	(02) Stephen P. MacMillan	FOR ❑	WITHHOLD ❑
	(03) Brian A. Markison	FOR ❑	WITHHOLD ❑
	(04) Sir Thomas Fulton Wilson McKillop	FOR ❑	WITHHOLD ❑
	The Board of Directors recommends a vote FOR the following:			FOR	AGAINST	ABSTAIN
2.	Approval of an increase to the number of shares of common stock available for issuance under the Alere Inc. 2010 Stock Option and Incentive Plan by 2,000,000 from 5,153,663 to 7,153,663.			❑	❑	❑
3.

Approval of the granting of options under our 2010 Stock Option and Incentive Plan to certain executive officers; provided that, even if this proposal is approved by our stockholders, we do not intend to implement this proposal unless Proposal 2 is also approved.

				❑	❑	❑
4.	Approval of an increase to the number of shares of common stock available for issuance under the Alere Inc. 2001 Employee Stock Purchase Plan by 1,000,000 from 3,000,000 to 4,000,000.			❑	❑	❑
5.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.			❑	❑	❑
6.	Approval, by non-binding vote, of executive compensation.			❑	❑	❑
NOTE: In their discretion, the persons named as proxies may vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE INDICATE IF YOU PLAN TO ATTEND THIS MEETING:	YES ❑	NO ❑
FOR ADDRESS CHANGE MARK HERE: YES ❑
(Please enter new address on reverse side.)

Continued and to be signed on the reverse side.

WHITE PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM, Eastern Time, August 6, 2013.

VOTE BY INTERNET        WWW.FIRSTCOASTRESULTS.COM/ALERE

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM, Eastern Time, August 6, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

OR

VOTE BY TELEPHONE                                1-800-254-6492

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM, Eastern Time, August 6, 2013. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: First Coast Results, Inc., Independent Tabulator, P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON AUGUST 7, 2013: THE ANNUAL REPORT, PROXY STATEMENT AND OTHER PROXY MATERIALS, AS WELL AS DIRECTIONS TO ATTEND THE MEETING IN PERSON, ARE AVAILABLE AT HTTP://WWW.VIEWOURMATERIAL.COM/ALERE

CONTROL NUMBER

    If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

ALERE INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS, AUGUST 7, 2013, 12:30 PM.

The undersigned, revoking all prior proxies, hereby appoints RON ZWANZIGER and ELLEN V. CHINIARA, and each of them acting singly, proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote all shares of the voting stock of Alere Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Alere Inc. to be held on August 7, 2013 at The Emerging Enterprise Center at Foley Hoag LLP, 1000 Winter Street, Suite 4000, Waltham, Massachusetts 02451, or any adjournment or postponement thereof, upon the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE; IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.

Address Change:
Signature

Signature (Capacity)

(If you noted any address change above, please mark corresponding box on the reverse side.)	Signature (Joint Owners)

Signature (Capacity)

Date

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Continued and to be voted on the reverse side.